THE MACHTEN, INC. 2023 INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Grantee’s Name:	Daniel Miller

You (the “Grantee”) have been granted restricted shares of Common Stock, subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”), The MachTen, Inc. 2023 Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Award Agreement (the “RSA”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	1

Date of Award	August 14, 2023

Vesting Commencement Date	August 14, 2023

Total Number of Restricted Shares	100,000

Vesting Schedule:

Subject to the certain limitations set forth in this Notice, the Plan and the RSA, the Shares shall vest in equal installments of 20% annually, beginning on the first anniversary of the Vesting Commencement Date.

During any authorized leave of absence, the vesting of the Shares as provided in this schedule shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Shares shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or an Affiliate. The vesting schedule of the Shares shall be extended by the length of the suspension based upon the Grantee’s leave of absence.

Valuation:

The fair market value of Shares shall be determined by reference to a third-party appraisal as set forth on Annex A.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Shares are to be governed by the terms and conditions of this Notice, the Plan, and the RSA.

Mach Ten, Inc.
a Delaware corporation

By:	/s/ Stephen J. Moore
Name: Stephen J. Moore
Title: Interim Chief Financial Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THE SHARES). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE RSA, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL. GRANTEE HEREBY FURTHER ACKNOWLEDGES THAT, PURSUANT TO THE PLAN, THE SHARES SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE COMPANY AND ITS ASSIGNS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE PLAN.

The Grantee acknowledges receipt of a copy of the Plan and the RSA, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the RSA in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the RSA. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the RSA shall be resolved by the Administrator in accordance with Section 15 of the RSA. The Grantee further agrees to the venue selection in accordance with Section 16 of the RSA. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: August 14, 2023	Signed:	/s/ Daniel Miller
Daniel Miller

The MachTen, INC. 2023 Incentive plan

RESTRICTED STOCK AGREEMENT

RECITALS

A.       The Board of Directors (the “Board”) of MACHTEN, INC. (the “Company”) has adopted The MachTen, Inc. 2023 Incentive Plan (as may be amended from time to time, the “Plan”) for the purpose of retaining the services of selected Eligible Employees who provide services to the Company or any Affiliate.

B.       The Grantee is to render valuable services to the Company (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant to the Grantee of restricted shares (the “Restricted Stock”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

C.       All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.                  Grant of Restricted Stock; Issuance of Stock.

(a)               Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Grantee an award of the number of shares (the “Shares”) of Restricted Stock set forth in the Notice of Restricted Stock Award attached hereto (the “Notice”).

(b)               The issuance of the Restricted Stock to the Grantee shall occur simultaneously with the execution of this Agreement and, concurrently therewith, (i) the Company shall issue a certificate, registered in the Grantee’s name, representing the Restricted Stock, and (ii) the Grantee shall deliver to the Company a duly executed stock power, endorsed in blank (in the form attached hereto as Annex B), relating to the Restricted Stock. The Restricted Stock covered by this Agreement, when issued, shall be fully paid and nonassessable.

2.                  Restrictions on Transfer of Stock. The Restricted Stock subject to this Agreement, and any rights and interest with respect thereto, may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee (or any beneficiary of the Grantee), except to the Company, until it has become vested in accordance with Section 3; provided, however, that the Grantee’s interest in the Restricted Stock covered by this Agreement may be transferred at any time by will or the laws of descent and distribution and to the extent and in the manner authorized by the Board. By signing this Agreement, the Grantee represents and warrants to the Company that it shall not transfer, sell, pledge, exchange, assign or otherwise encumber or dispose of the Restricted Shares in violation of applicable securities laws or the provisions of this Agreement. Any purported transfer, encumbrance or other disposition of the Restricted Stock covered by this Agreement that is in violation of this Section will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Restricted Stock covered by this Agreement. During the applicable period of restriction, the Restricted Stock shall bear a legend as determined to be necessary by the Company to evidence the applicable restrictions hereunder. When shares of Restricted Stock awarded by this Agreement become vested, the Grantee shall be entitled to receive unrestricted stock and if the Grantee’s stock certificates contain legends restricting the transfer of such shares, the Grantee shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).

3.                  Vesting of Stock. Except as provided in Section 4 (or any other provision of this Agreement), provided that the Grantee remains in continuous service through each applicable vesting date under the Restricted Period as set forth in the Notice attached hereto, the Grantee’s interest in the Restricted Stock shall vest and become nonforfeitable as set forth in the Notice attached hereto.

4.                  Forfeiture of Stock. If the Grantee’s relationship as an independent contractor or employee of the Company or its subsidiaries should terminate for any reason before the Grantee’s interest in the Restricted Stock becomes fully vested in accordance with Section 3 hereof, shares of Restricted Stock that have not become vested shall not vest further and the Grantee’s interest in the unvested portion of the Restricted Stock shall be immediately forfeited (effective as of the date of such termination). In the event of a forfeiture, the certificates representing all of the Restricted Stock that has not become vested in accordance with Section 3 shall be cancelled.

5.                  Dividend, Voting and Other Rights. The Grantee will have no voting rights and will not be eligible to receive dividends or other distributions paid in each case with respect to any shares of Restricted Stock that have not vested and become nonforfeitable pursuant to Section 3.

6.                  Retention of Share Certificates by Company. Although the certificates representing the Restricted Stock shall be registered in the Grantee’s name, all such certificates (other than for Restricted Stock that has vested in accordance with Section 3) shall be deposited, together with the stock power executed by the Grantee, in proper form for transfer, with the Company. The Company is hereby authorized to effectuate the transfer into its name of all certificates representing the Restricted Stock that are forfeited to the Company pursuant to Section 4. Following the vesting of all Restricted Stock subject to this Agreement, or earlier, if the Grantee requests, the Company shall issue an appropriate certificate for those Restricted Stock that have become vested in accordance with Section 3.

7.                  Securities Law. By signing this Agreement, the Grantee acknowledges and understands that applicable securities laws may restrict its right to dispose of any Restricted Stock that it may acquire hereunder and govern the manner in which such Restricted Stock may be sold. In addition, the Grantee acknowledges that at the time of delivery of the Restricted Stock issued hereunder, any subsequent sale of such Restricted Stock by the Grantee or for its account is not covered by an effective registration statement under the Securities Act of 1933, as amended (the “Act”) and the Grantee shall not offer, sell or otherwise dispose of any of the Restricted Stock (whether before or after the Restricted Stock becomes vested in accordance with Section 3) in any manner that would (i) require the Company to file any registration statement with, or amend or supplement any registration the Company may have from time to time on file with, the Securities Exchange Commission, or (ii) violate the Act or any other state or federal law.

8.                  Section 83(b). The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and any corresponding provisions of state tax laws if the Grantee elects to make such election, and the Grantee agrees to timely provide the Company with a copy of any such election.

9.                  Withholding of Taxes. In the event that the Grantee is or becomes an employee of the Company at any time before the Grantee’s interest in the Restricted Stock becomes 100% vested in accordance with Section 3 hereof, for so long as the Grantee continues to serve as an employee of the Company the Grantee shall be required to pay to the Company upon the vesting of any portion of the Restricted Stock all applicable Federal, state, local or foreign withholding tax due, if any, as a result of such vesting. The Company’s obligation to deliver the Restricted Stock shall be subject to such payment. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee the minimum statutory amount to satisfy Federal, state, local or foreign withholding taxes due with respect to such vesting.

10.              Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)               In the event of any Change in Control, the vesting of the Restricted Stock shall automatically accelerate so that it shall become fully vested pursuant to Section 3 with respect to portion of the Restricted Stock which is not then vested pursuant to Section 3, if any, effective immediately prior to the Change in Control (the “Remaining Shares”), effective immediately prior to the Change in Control, unless this Agreement is expressly assumed or substituted by the acquiring or successor entity; provided, however, that in the event the Grantee’s employment is terminated without Cause (as defined under the Plan) within twelve (12) months following a Corporate Transaction in which this Agreement was assumed or substituted, the vesting of the Remaining Shares shall automatically accelerate so that it shall become fully vested pursuant to Section 3.

(b)               In the event of any change in the outstanding shares of Common Stock, prior to the vesting in full of the Restricted Stock pursuant to Section 3, by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure of the Company or in the shares of common stock, the number and class of the Restricted Stock shall be appropriately adjusted by the Board, in its sole discretion, whose determination shall be conclusive.

(c)               This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.              Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

12.              Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

13.              Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Nothing in the Notice, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14.              Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Restricted Stock for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise

15.              Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16.              Venue. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 2 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in New York County) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17.              Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

18.              Section 409A. Notwithstanding anything herein to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.

19.              No Impact Upon Other Benefits. The value of the Restricted Stock granted hereunder is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

END OF AGREEMENT